Kinetik Reports Record Third Quarter 2024 Financial and Operating Results and Again Increases Full-Year 2024 Adjusted EBITDA Guidance
•Generated third quarter net income of $83.7 million, representing a 94% increase year-over-year, and Adjusted EBITDA1 of $265.7 million, a 23% increase in Adjusted EBITDA1 year-over-year
•Raising the Company’s 2024 Adjusted EBITDA1 Guidance range to $970 million to $1 billion and tightening Capital Expenditures2 Guidance range to $270 million to $290 million
•Increased quarterly cash dividend to $0.78 per share for the third quarter ended September 30, 2024, up 4% versus the prior quarterly dividend
•Acquired an additional equity interest in EPIC Crude Holdings, LP (“EPIC Crude”), bringing the Company’s ownership interest to 27.5%, in a series of transactions with Diamondback Energy that position EPIC Crude for long-term success
•Announcing a new large diameter, high-pressure pipeline to connect the Company’s Delaware North and Delaware South systems, providing a highly capital efficient solution to flow more than 150 Mmcf/d of rich gas south and optimize system processing capacity
HOUSTON and MIDLAND, Texas, November 6, 2024 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended September 30, 2024.
Third Quarter 2024 Results and Commentary

For the three and nine months ended September 30, 2024, Kinetik reported net income including noncontrolling interest of $83.7 million and $228.0 million, respectively.

Kinetik generated Adjusted EBITDA1 of $265.7 million and $733.6 million, Distributable Cash Flow1 of $184.2 million and $501.6 million, and Free Cash Flow1 of $164.7 million and $377.7 million for the three and nine months ended September 30, 2024, respectively.

For the three months ended September 30, 2024, Kinetik processed natural gas volumes of 1.71 Bcf/d, a 15% increase year-over-year.

“Kinetik reported a record breaking third quarter that exceeded all expectations,” said Jamie Welch, Kinetik’s President & Chief Executive Officer. “Adjusted EBITDA1 increased 23% year-over-year. Our Midstream Logistics segment benefited from a full quarter from our New Mexico assets with the system operating at full capacity as well as strong run times and performance at our Texas assets. The outperformance demonstrated is even more significant given nearly 170 Mmcf/d of wellhead gas volume curtailments on our system in response to low Waha Hub prices. Strength at our Pipeline Transportation segment reflected contributions from the Permian Highway Pipeline Expansion and Delaware Link, as well as our now increased ownership of EPIC Crude.”

“In September, we announced a series of transactions with Diamondback Energy and EPIC Midstream to strengthen the financial profile of EPIC Crude. Immediately following the transactions, EPIC Crude launched and completed a Term Loan B refinancing, which was a key component to the overall transformation. We are pleased with the outcome of the refinancing as it significantly reduces interest expense and positions the business to start distributions to partners in 2025. Also in September, Kinetik received approval from the US Environmental Protection Agency (“EPA”) for the Monitoring, Reporting and Verification (“MRV”) Plan for three Class II Acid Gas Injection (“AGI”) wells at our Maljamar and Dagger Draw processing facilities. This is only the fourth MRV Plan approved in the state of New Mexico and eighth in the Permian Basin. The MRV Plan enables Kinetik to economically benefit from sequestered carbon dioxide (“CO2”) through 45Q tax credits.”

“The Operations and Commercial teams have been progressing project construction in Lea and Eddy Counties, New Mexico and commercializing the build out and expansion of our Kings Landing Processing Complex. Our Operations team remains highly focused on the construction of Kings Landing Cryo I. Its in-service is critical for our customers in the region, and we expect it to commence operations in the second quarter of 2025. We have also continued our track record of cost discipline, which gives us confidence to tighten our 2024 Capital Expenditures2 Guidance range to $270 million to $290 million. Following our decision to purchase long-lead critical path components required for an expansion of the Kings Landing Processing Complex, the Commercial team has been very active with current and prospective customers, and we plan to make a final investment decision as soon as possible given the processing capacity needed to facilitate producer development plans in the Northern Delaware.”

Welch continued, “As we look to close out a strong year, we are increasing our Adjusted EBITDA1 Guidance range to $970 million to $1 billion with an internal focus to achieve the top end of that range. Employees are aligned on this objective, and I am incredibly proud of our team’s dedication and focus on execution as we strive together to reach this goal. Our outperformance year-to-date coupled with the large Lea County customer MVC step-up and treating services commencing and the return of curtailed volumes during the fourth quarter puts what was once a medium-term goal now within immediate reach.”

“The increased confidence in Kinetik’s outlook and the achievement of our 3.5x leverage target underscored the Board of Directors’ decision to raise the quarterly cash dividend. We remain committed to a balanced capital allocation approach that maximizes shareholder value and provides both flexibility for opportunistic organic and inorganic capital deployment, as well as continued acceleration of returns to shareholders through annual ratable dividend growth.”
Financial
a.Achieved quarterly net income of $83.7 million and Adjusted EBITDA1 of $265.7 million.
b.Revised the Company’s 2024 Adjusted EBITDA1 Guidance increasing the range to $970 million to $1 billion, implying nearly 20% growth at the revised midpoint year-over-year.
c.Tightened the Company’s 2024 Capital Expenditures2 Guidance range to $270 million to $290 million.
d.Exited the quarter with a Leverage Ratio1,3 per the Company’s Credit Agreement of 3.2x and a Net Debt to Adjusted EBITDA1,4 Ratio of 3.6x.
e.Received $30 million deferred cash payment in the quarter from an affiliate of ArcLight Capital Partners LLC following final investment decision on the Gulf Coast Express Pipeline capacity expansion project.

Selected Key Metrics

	Three Months Ended September 30,	Nine Months Ended September 30,
	2024	2024

	(In thousands, except ratios)
Net income including noncontrolling interest[5]	$83,654	$228,009
Adjusted EBITDA[1]	$265,683	$733,644
Distributable Cash Flow[1]	$184,158	$501,575
Dividend Coverage Ratio[1,6]	1.5x	1.4x
Capital Expenditures[2]	$58,532	$157,350
Free Cash Flow[1]	$164,697	$377,656
Leverage Ratio[1,3]		3.2x
Net Debt to Adjusted EBITDA Ratio[1,4]		3.6x
Common stock issued and outstanding[7]		157,534

	September 30, 2024	June 30, 2024	March 31, 2024

	(In thousands)
Net Debt[1,8]	$3,436,562	$3,423,251	$3,537,244
Operational
a.Increased equity interest in EPIC Crude to 27.5% and finalizing a new transportation arrangement with EPIC Crude.
b.Construction on the 200 Mmcf/d Kings Landing Cryo I in Eddy County, New Mexico continues and is expected to be operational in the second quarter of 2025.
c.Progressing construction on the low- and high-pressure gas gathering and processing project in Eddy County, New Mexico, which is expected to begin in December 2024.
d.MVC step-up and treating services commenced in November 2024 with an amended agreement with one of Kinetik’s largest customers in Lea County, New Mexico.
e.Announcing a new intrabasin large diameter, high-pressure rich gas pipeline connecting the west side of the Company’s system in Eddy County, New Mexico to Culberson County, Texas, with expected in-service in the first quarter of 2026. The new pipeline will provide flexibility to transport sweet gas volumes sourced from the Northern Delaware to Kinetik’s Delaware South system, freeing up processing capacity at its Delaware North system for additional sour gas treating and processing. This project is a creative modification of scope for our recently announced Eddy County project without introducing incremental capital spend.
New Energy Ventures and Sustainability
a.Received approval from the EPA for the MRV Plan for the Maljamar and Dagger Draw Gas Plants to inject Treated Acid Gas into three AGI wells which will enable Kinetik to begin collecting 45Q tax credits on sequestered CO2, supporting Kinetik’s broader decarbonization efforts.
b.Published 2023 Sustainability Report highlighting the Company’s sustainability commitment, initiatives, progress, and achievements throughout 2023.
c.Kinetik reduced its Scope 1 and Scope 2 methane emissions intensity in 2023 by 32% relative to its 2021 baseline year. As a result, the Company achieved its Sustainability Linked Financing Framework target and maintained its interest rate reduction in July 2024.

Upcoming Tour Dates
Kinetik plans to participate at the following upcoming conferences and events:
a.Bank of America Global Energy Conference in Houston on November 13th
b.Mizuho Power, Energy & Infrastructure Conference in New York on December 9th - 10th
c.Wells Fargo Midstream, Energy & Utilities Symposium in New York on December 10th - 11th
d.Goldman Sachs Energy, CleanTech & Utilities Conference in Miami on January 7th - 8th
e.UBS Global Energy & Utilities Winter Conference in Deer Valley on January 14th - 15th
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com.
Conference Call and Webcast
Kinetik will host its third quarter 2024 results conference call on Thursday, November 7, 2024 at 8:00 am Central Standard Time (9:00 am Eastern Standard Time) to discuss third quarter results. To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call also will be available on the website following the call.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Contacts
Kinetik Investors: (713) 574-4743    Alex Durkee
Website:         www.kinetik.com
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, sustainability goals and initiatives, portfolio monetization opportunities, expansion projects and future operations, and financial guidance; growth opportunities; the amount and timing of future shareholder returns; the Company’s projected dividend amounts and the timing thereof; and the Company’s leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release.

1. A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2. Net of contributions in aid of construction and returns of invested capital from unconsolidated affiliates.
3. Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated in the Company’s credit agreement. The calculation includes EBITDA Adjustments for Qualified Projects, Acquisitions and Divestitures.
4. Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
5. Net income including noncontrolling interest for the three and nine months ended September 30, 2023 was $43.1 million and $119.1 million, respectively.
6. Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
7. Issued and outstanding shares of 157,534,469 is the sum of 59,751,435 shares of Class A common stock and 97,783,034 shares of Class C common stock. Excludes 7,680,492 million shares of Class C common stock to be issued on July 1, 2025 in connection with the Durango Permian acquisition.
8. Net Debt is defined as total current and long-term debt, excluding deferred financing costs, less cash and cash equivalents.

KINETIK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands, except per share data)
Operating revenues:
Service revenue	$103,100	$104,349	$301,710	$310,325
Product revenue	290,423	221,280	787,092	586,534
Other revenue	2,839	4,672	8,411	10,685
Total operating revenues	396,362	330,301	1,097,213	907,544
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below) (1)	144,586	147,756	444,786	374,100
Operating expenses	55,804	42,925	143,278	118,804
Ad valorem taxes	5,896	5,607	18,400	14,954
General and administrative expenses	29,619	22,751	94,846	73,131
Depreciation and amortization expenses	87,583	69,935	236,250	208,271
Loss on disposal of assets	—	2,927	4,090	15,166
Total operating costs and expenses	323,488	291,901	941,650	804,426
Operating income	72,874	38,400	155,563	103,118
Other income (expense):
Interest and other income	1,872	289	2,272	1,625
Loss on debt extinguishment	—	—	(525)	—
Gain on sale of equity method investment	29,953	—	89,837	—
Interest expense	(66,029)	(45,009)	(167,545)	(130,443)
Equity in earnings of unconsolidated affiliates	53,244	50,754	169,668	146,828
Total other income, net	19,040	6,034	93,707	18,010
Income before income taxes	91,914	44,434	249,270	121,128
Income tax expense	8,260	1,303	21,261	2,030
Net income including noncontrolling interest	83,654	43,131	228,009	119,098
Net income attributable to Common Unit limited partners	57,891	27,551	153,504	77,068
Net income attributable to Class A Common Stock Shareholders	$25,763	$15,580	$74,505	$42,030

Net income attributable to Class A Common Shareholders, per share
Basic	$0.35	$0.21	$1.03	$0.58
Diluted	$0.35	$0.21	$1.02	$0.57

Weighted-average shares
Basic	59,811	53,340	59,116	50,464
Diluted	60,424	53,463	59,852	50,719

(1) Cost of sales (exclusive of depreciation and amortization) is net of gas service revenues totaling $60.2 million and $38.6 million for the three months ended September 30, 2024 and 2023, respectively, and $159.4 million and $107.1 million for the nine months ended September 30, 2024 and 2023, respectively, for certain volumes, where we act as principal.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interest (GAAP)	$83,654	$43,131	$228,009	$119,098
Add back:
Interest expense	66,029	45,009	167,545	130,443
Income tax expense	8,260	1,303	21,261	2,030
Depreciation and amortization expenses	87,583	69,935	236,250	208,271
Amortization of contract costs	1,655	1,655	4,965	4,965
Proportionate EBITDA from unconsolidated affiliates	88,229	78,585	262,553	224,933
Share-based compensation	15,171	12,502	52,868	43,340
Loss on disposal of assets	—	2,927	4,090	15,166
Loss on debt extinguishment	—	—	525	—
Commodity hedging unrealized (gain) loss	(8,817)	8,259	(1,935)	616
Contingent liability fair value adjustment	1,400	—	1,400	—
Integration costs	2,540	21	5,091	985
Acquisition transaction costs	31	378	3,538	648
Other one-time costs or amortization	3,717	2,662	8,448	7,545
Deduct:
Interest income	572	293	1,459	314
Warrant valuation adjustment	—	(4)	—	73
Gain on sale of equity method investment	29,953	—	89,837	—
Equity income from unconsolidated affiliates	53,244	50,754	169,668	146,828
Adjusted EBITDA(1) (non-GAAP)	$265,683	$215,324	$733,644	$610,825

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$265,683	$215,324	$733,644	$610,825
Proportionate EBITDA from unconsolidated affiliates	(88,229)	(78,585)	(262,553)	(224,933)
Returns on invested capital from unconsolidated affiliates	71,028	69,661	223,670	205,891
Interest expense	(66,029)	(45,009)	(167,545)	(130,443)
Unrealized loss (gain) on interest rate derivatives	12,336	(7,835)	2,770	(27,481)
Maintenance capital expenditures	(10,631)	(5,503)	(28,411)	(15,065)
Distributable cash flow (non-GAAP)	$184,158	$148,053	$501,575	$418,794

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$184,158	$148,053	$501,575	$418,794
Cash interest adjustment	27,401	12,378	(1,994)	(7,953)
Realized gain on interest rate swaps	3,994	4,665	11,899	7,082
Growth capital expenditures	(49,840)	(78,732)	(130,253)	(240,640)
Capitalized interest	(2,955)	(6,731)	(4,885)	(13,776)
Investments in unconsolidated affiliates	—	(43,795)	(3,273)	(194,125)
Returns of invested capital from unconsolidated affiliates	1,549	—	2,789	5,793
Contributions in aid of construction	390	967	1,798	7,839
Free cash flow (non-GAAP)	$164,697	$36,805	$377,656	$(16,986)

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Nine Months Ended September 30,
	2024	2023

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$493,356	$405,585
Net changes in operating assets and liabilities	24,981	24,604
Interest expense	167,545	130,443
Amortization of deferred financing costs	(5,497)	(4,601)
Current income tax expense	1,528	355
Returns on invested capital from unconsolidated affiliates	(223,670)	(205,891)
Proportionate EBITDA from unconsolidated affiliates	262,553	224,933
Derivative fair value adjustment and settlement	(835)	25,917
Commodity hedging unrealized (gain) loss	(1,935)	616
Interest income	(1,459)	(314)
Integration costs	5,091	985
Acquisition transaction costs	3,538	648
Other one-time cost or amortization	8,448	7,545
Adjusted EBITDA(1) (non-GAAP)	$733,644	$610,825

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$733,644	$610,825
Proportionate EBITDA from unconsolidated affiliates	(262,553)	(224,933)
Returns on invested capital from unconsolidated affiliates	223,670	205,891
Interest expense	(167,545)	(130,443)
Unrealized loss (gain) on interest rate derivatives	2,770	(27,481)
Maintenance capital expenditures	(28,411)	(15,065)
Distributable cash flow (non-GAAP)	$501,575	$418,794

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$501,575	$418,794
Cash interest adjustment	(1,994)	(7,953)
Realized gain on interest rate swaps	11,899	7,082
Growth capital expenditures	(130,253)	(240,640)
Capitalized interest	(4,885)	(13,776)
Investments in unconsolidated affiliates	(3,273)	(194,125)
Returns of invested capital from unconsolidated affiliates	2,789	5,793
Contributions in aid of construction	1,798	7,839
Free cash flow (non-GAAP)	$377,656	$(16,986)

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	September 30,	June 30,	March 31,
	2024	2024	2024

	(In thousands)
Net Debt(4)
Short-term debt	$150,000	$148,800	$—
Long-term debt, net	3,279,689	3,258,403	3,517,115
Plus: Debt issuance costs, net	27,311	28,597	29,885
Total debt	3,457,000	3,435,800	3,547,000
Less: Cash and cash equivalents	20,438	12,549	9,756
Net debt (non-GAAP)	$3,436,562	$3,423,251	$3,537,244

(1) Adjusted EBITDA is defined as net income including non-controlling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate EBITDA from unconsolidated affiliates, equity in earnings from unconsolidated affiliates, share-based compensation expense, non-cash increases and decreases related to trading and hedging agreements, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.
(2) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from unconsolidated affiliates, returns on invested capital from unconsolidated affiliates, interest expense, net of amounts capitalized, unrealized gains or losses on interest rate derivatives and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we distribute.
(3) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, returns of invested capital from unconsolidated affiliates, cash interest, capitalized interest, realized gains or losses on interest rate derivatives and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we distribute.
(4) Net Debt is defined as total current and long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.